UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2015

TetraLogic Pharmaceuticals Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-36208	42-1604756
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

343 Phoenixville Pike
Malvern, PA 19355
(610) 889-9900

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

TetraLogic Pharmaceuticals Corporation (the “Company”) is currently in the process of finalizing its financial results for the second quarter ended March 31, 2015. Set forth below is a preliminary estimate of the Company’s consolidated cash balance as of March 31, 2015, based on information currently available, as of the date of this report. Management estimates the Company’s consolidated cash balance as of March 31, 2015 to be $45.7 million.

This preliminary estimate has been prepared by, and is the responsibility of, the Company’s management. The Company’s independent registered public accounting firm, Ernst & Young LLP, has not audited or reviewed, and does not express an opinion with respect to, this estimate. The Company’s actual consolidated cash balance as of March 31, 2015 may differ from this estimate due to the completion of the Company’s closing procedures with respect to the first quarter ended March 31, 2015, final adjustments and other developments that may arise between now and the time the financial results for the quarter are finalized. The Company expects to complete its closing procedures and announce its financial results for the second quarter ended March 31, 2015 in May 2015. Accordingly, the Company’s consolidated financial statements as of and for the second quarter ended March 31, 2015 will not be available until May 2015.

Item 7.01 Regulation FD Disclosure.

The Company is filing a Corporate Presentation dated April 2015 (the “Corporate Presentation”), attached as Exhibit 99.1 hereto, which the Company may use from time to time in presentations to investors and other stakeholders.  The Corporate Presentation will also be available on the Company’s website at http://ir.tetralogicpharma.com.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:
99.1	Corporate Presentation dated April 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2015	TetraLogic Pharmaceuticals Corporation

	By:	/s/ Richard L. Sherman
Name: Richard L. Sherman
Title: Senior Vice President, Strategic Transactions, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Corporate Presentation dated April 2015